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                                                                Ex. 99.11
                 MUTUAL RELEASE AND INDEMNIFICATION AGREEMENT


        This Mutual Release is made, this 22nd day of August, 2000, by and between WORLDWIDE WEB NETWORX CORPORATION, a Delaware corporation with its principal place of business located at 521 Fellowship Road, Suite 130, Mt. Laurel, NJ 08054 (hereinafter referred to as "Company"); and THOMAS SETTINERI, an individual (hereinafter referred as "Settineri").

        WHEREAS, Settineri is currently serving as a director of the Company and has been asked to continue to serve in that capacity until his successor is elected and qualified at the next annual stockholders meeting; and

        WHEREAS, Settineri and the Company desire to enter into this Mutual Release.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and conclusively established, the parties agree as follows:

        1. The Company, on its own behalf and on behalf of its successors and assigns (collectively, for purposes of this Paragraph 1, the "Releasing Parties"), does hereby remise, release and forever discharge Settineri, and his heirs and personal representatives (collectively, for purposes of this Paragraph 1, the "Released Parties"), of and from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, losses, damages, liabilities, claims and demands whatsoever in law or equity arising out of or relating, in any way, to an action or inaction by Settineri while serving as a director of the Company, or any other matter or thing whatsoever, which, against the Released Parties, or any of them, the Releasing Parties, or any of them, ever had, now have, hereafter can, shall or may have, from the beginning of the world to the date of these presents, and hereby agrees to indemnify and hold harmless Settineri, to the fullest extent permitted by law, for any action or inaction of Settineri while serving as a director of the Company.

        2. Settineri, on his own behalf and on behalf of his heirs and personal representatives (collectively, for purposes of this Paragraph 2, the "Releasing Parties"), does hereby remise, release and forever discharge the Company, together with its officers, directors, employees, agents, successors and assigns (collectively, for purposes of this Paragraph 2, the "Released Parties"), of and from any and all manner or actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, losses, damages, liabilities, claims and demands whatsoever in law or equity arising out of or relating, in any way, to the services performed by Settineri as a director of the Company, or any other matter or thing whatsoever, which, against the Released Parties, or any of them, the Releasing Parties, or any of them, ever had, now have, hereafter can, shall or may have, from the beginning of the world to the date of these presents.

        3.  Each party hereby acknowledges and agrees that;

            (a) This Mutual Release is the free act and deed of such party, and is made by it, after consulting with (or having the full opportunity to consult with) legal counsel, without duress or coercion; and

            (b) This Mutual Release sets forth the sole and entire agreement between Settineri and the Company with respect to the subject matter hereof and is made and given by such party without any representation, inducement, agreement, promise or undertaking by the other party altering, modifying taking from or adding to the terms and conditions hereof.

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        IN WITNESS WHEREOF, the parties have each duly executed this Mutual
Release on the date first above written.



                                              /s/ Thomas Settineri
                                              -------------------------------
                                                  Thomas Settineri


                                         WORLDWIDE WEB NETWORK CORPORATION


                                         By: /s/ Gerald T. Drummm
                                             --------------------------------
                                             Name: Gerald T. Drumm
                                             Title: President